Exhibit 99.1

Press Contact Graham Robertson IDT Worldwide Marketing Phone: (408) 284-2644 E-mail: graham.robertson@idt.com	Investor Contact Suzanne Schmidt or Melanie Solomon The Blueshirt Group Phone: (415) 217-4962 or 4764 E-mail: Suzanne@blueshirtgroup.com Melanie@blueshirtgroup.com

Integrated Device Technology Appoints Gregory L. Waters as President and CEO

SAN JOSE, Calif., December 17, 2013 — Integrated Device Technology, Inc. (IDT® or the Company) (NASDAQ: IDTI), the Analog and Digital Company™ delivering essential mixed-signal semiconductor solutions, today announced the appointment of Greg Waters, 53 as President, Chief Executive Officer and board member, effective January 6, 2014. Jeff McCreary, who served as interim CEO since August 2013, will remain a member of the IDT board of directors.

Mr. Waters has an impressive track record of delivering profitable and sustainable businesses. He previously was Executive Vice President and General Manager for Skyworks Solutions, where he led their Front End Solutions business to a decisive #1 Industry position. Prior to Skyworks, he served in several executive positions at Agere Systems, and was a key executive delivering their IPO. He began his career at Texas Instruments, where he held a variety of management positions in sales, customer design centers, and business unit management. Waters holds a B.S. in Engineering from the University of Vermont and an M.S. in Computer Science from Northeastern University.

“Greg is a proven semiconductor industry leader who has demonstrated his ability to successfully transform teams, products and businesses to achieve customer and shareholder value,” said John Schofield, Chairman of IDT’s board of directors. “We look forward to his doing the same again for IDT. His impressive knowledge and experience coupled with his ambitious drive for product execution is exactly what led us to appoint Greg.”

“On behalf of his fellow Board of Directors, I want to thank Jeff McCreary for his stellar contribution and leadership as interim CEO over the past four months,” added Schofield. “We value Jeff’s leadership and dedication to the Company and benefit from his strategic vision.”

“I’m very honored and excited to join the IDT team,” said Waters. “It is a great opportunity and an ideal time for IDT to build on its current market leadership positions and to excel in taking the lead in key growth markets. I look forward to working with the board of directors and our people to execute for our customers and shareholders. We’re going to become one of the industry’s great companies, led by the innovation of our products.”

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding Mr. Water’s plans as President and Chief Executive Officer and the Company’s business, strengths and products, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

About IDT

Integrated Device Technology, Inc., the Analog and Digital Company™, develops system-level solutions that optimize its customers’ applications. IDT uses its market leadership in timing, serial switching and interfaces, and adds analog and system expertise to provide complete application-optimized, mixed-signal solutions for the communications, computing and consumer segments. Headquartered in San Jose, Calif., IDT has design, manufacturing, sales facilities and distribution partners throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, and YouTube.

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IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.